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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

BLACK WARRIOR WIRELINE CORP. ANNOUNCES RESULTS OF WARRANT EXCHANGE OFFER

TUESDAY, NOVEMBER 15, 2005


Columbus, Mississippi. Black Warrior Wireline Corp. (OTCBB-BWWL) ("Black Warrior" or the "Company") today reported that its offer to exchange shares of its common stock for outstanding common stock purchase warrants expired, as extended, on November 14, 2005. The holders of 15,100,000 warrants tendered their warrants in response to the offer and are to be issued an aggregate of 5,033,333 shares of common stock. Prior to commencing the exchange offer, on October 6, 2005, Black Warrior entered into agreements with the holders of 52,693,685 warrants to exchange those warrants for 17,564,562 shares of common stock. After reflecting the results of the exchange offer and the agreements entered into on October 6, 2005, Black Warrior has 2,972,500 warrants exercisable through December 31, 2009 at $0.75 per share remaining outstanding.

Black Warrior is a natural gas and oil service company providing services to natural gas and oil well operators primarily in the United States and in the Gulf of Mexico. It is headquartered in Columbus, Mississippi. Additional information may be obtained by contacting Ron Whitter at (662) 329-1047.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

         With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Forward-looking statements include, but are not limited to the ability of the Company to engage in and complete the proposed recapitalization and restructuring of its balance sheet. The Company cautions readers that various risk factors could cause the Company's operating results and financial condition to differ materially from those expressed in any forward-looking statements made by the Company and could adversely affect the Company's financial condition and its ability to pursue its business strategy and plans. Readers should refer to the Company's Annual Report on Form 10-K and the risk factors disclosed therein.